UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2021

Life Clips, Inc.

(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55697	46-2378100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 NE 29th Ave., Suite 700 - PMB# 348, Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(800) 292-8991

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2021, Dr. Manideep Gopishetty and Praveenkumar Vijayakumar were appointed to the Life Clips’ Board of Directors. Dr. Gopishetty was appointed pursuant to the acquisition of Cognitive Apps Software Solutions and Mr. Vijayakumar was appointed pursuant to the acquisition of Belfrics Holdings and its affiliated companies.

Dr. Gopishetty is the co-founder and CEO of Cognitive Apps Solutions Inc., an AI-based mental health startup. Prior to founding Cognitive Apps, Dr. Gopishetty worked with companies to develop healthcare commercialization strategies, designing the commercialization roadmap and advising on the execution of the strategies. He has also consulted for Sun Pharma, Novartis and Sanofi. Dr. Gopishetty received his Doctor of Medicine (MD) from Heidelberg University Zaporozhye State Medical University, and MBA from University Canada West.

Praveenkumar Vijayakumar is the founder and CEO of Belfrics Holdings and its affiliated companies providing proprietary blockchain solutions. He started Belfrics in 2014 and it has expanded to have a presence in more than 10 countries. Prior to founding Belfrics he was Country Head at Alpari Forex (INDIA) Pvt. Ltd. and Associate Vice President at Suhil Finance. Mr. Vijaykumar received a Bachelor of Technology in Polymer Technology, School of Technology and Applied Science and has a Master of Business Administration from University of Essex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE CLIPS, INC.

Dated: December 29, 2021	/s/ Robert Grinberg
Robert Grinberg, Chief Executive Officer